Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive to Present at Investor Conference in New York City

HOUSTON, June 1, 2015 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that senior management will present in New York City at the 2015 Stephens Spring Investment Conference on June 3, 2015.

2015 Stephens Spring Investment Conference Details:
Date: June 3, 2015
Scheduled Presentation Time: 1:00 p.m. Eastern Time
Location: The New York Palace Hotel, New York

Investor presentation slides will be available on the Company’s website at www.group1auto.com , under “Investor Relations.”

About Group 1 Automotive, Inc.
Group 1 owns and operates 151 automotive dealerships, 196 franchises, and 38 collision centers in the United States, the United Kingdom and Brazil that offer 32 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com